CERTIFICATE OF ASSISTANT SECRETARY

         The undersigned Assistant Secretary for Aberdeen Funds (the "Trust") hereby certifies that the Board of Trustees of the Trust duly adopted the following resolution on June 9, 2009:

                  RESOLVED, that the Powers of Attorney, substantially in the forms presented to this Board, appointing William Baltrus, Alan Goodson, Megan Kennedy, Jennifer Nichols, Lucia Sitar, Tim Sullivan and Shahreza Yusof as attorneys-in-fact for the purpose of filing a Registration Statement on Form N-14 (to be used in connection with The Advisors' Inner Circle Fund II reorganization) and any amendments thereto with the SEC for the Trust by execution of such documents on behalf of each Trustee and certain designated officers of the Trust, are hereby approved, and the attorneys-in-fact listed in such Power of Attorney are hereby authorized to act in accordance with such Power of Attorney for the purposes described in the Power of Attorney, and the execution of such Power of Attorney by each Trustee and designated officer is hereby authorized and approved.




Dated: July 17, 2009

                                                            /s/ Lucia Sitar
                                                            -------------------
                                                            Lucia Sitar
                                                            Assistant Secretary